News Release

Integra LifeSciences Reports Second Quarter 2026 Financial Results
PRINCETON, N.J., July 29, 2026 - Integra LifeSciences Holdings Corporation (Nasdaq: IART), a leading global medical technology company, today reported financial results for the second quarter ending June 30, 2026.

Second Quarter 2026 Highlights

•Second quarter revenues of $418.8 million increased 0.8% on a reported basis and 0.7% on an organic basis compared to the prior year.

•Second quarter GAAP earnings per diluted share of $0.06, compared to $(6.31) in the prior year.

•Adjusted earnings per diluted share of $0.56, compared to $0.45 in the prior year.

•The Company is updating its reported revenue guidance range to $1.654 billion to $1.695 billion to reflect the impact of a stronger U.S. dollar on foreign exchange rates.

•The Company is reaffirming its 2026 full-year organic revenue growth guidance of 0.8% to 3.3% and adjusted earnings per share guidance of $2.40 to $2.50.

•The Company initiated production at its Braintree manufacturing facility and remains on track for the planned fourth-quarter relaunch of SurgiMend®.

"Our second-quarter performance reflects meaningful progress on our most important priorities. We are improving supply reliability, advancing quality, and returning products to market with discipline. The Braintree facility is now producing and ramping to support the planned SurgiMend relaunch later this year," said Stuart Essig, Chairman and CEO of Integra LifeSciences.

"At the same time, we are seeing the benefits of a more aligned commercial organization while we continue to reduce our balance sheet leverage. Supported by our broad portfolio, attractive markets, and focused leadership team, we are strengthening our operating foundation and enhancing our ability to deliver sustainable long-term shareholder value."
Second Quarter 2026 Consolidated Performance
Total reported revenues of $418.8 million increased 0.8% on a reported basis and 0.7% on an organic basis compared to the prior year.
The Company reported GAAP gross margin of 52.5%, compared to 50.4% in the second quarter of 2025. Adjusted gross margin was 61.3%, compared to 60.7% in the prior year.
Adjusted EBITDA for the second quarter of 2026 was $78.4 million, or 18.7% of revenue, compared to $71.2 million, or 17.1% of revenue, in the prior year.
The Company reported GAAP net income of $4.5 million, or $0.06 per diluted share, in the second quarter of 2026, compared to GAAP net loss of $(484.1) million, or $(6.31) per diluted share, in the prior year.

Adjusted net income for the second quarter of 2026 was $43.7 million, or $0.56 per diluted share, compared to $34.4 million, or $0.45 per diluted share, in the prior year.

Second Quarter 2026 Segment Performance
Specialty Surgery (~70% of Revenues)
Total revenues were $309.3 million, representing reported growth of 1.7% and an organic growth of 1.6% compared to the second quarter of 2025.

•Sales in Neuro increased 1.9% on an organic basis primarily driven by growth in Certas® Plus, Bactiseal® and CUSA®.
•Sales in Instruments grew 3.2% on an organic basis.
•ENT sales declined (1.9%) as MicroFrance® ENT instrument growth was offset by declines in other products.

Tissue Reconstruction (~30% of Revenues)

Total revenues were $109.5 million, representing reported and organic declines of (1.9)% and (2.0)% respectively compared to the second quarter of 2025. Key drivers for the quarter include:

•Mid-single digit decline in wound reconstruction, driven by strong growth in DuraSorb® and the relaunch of PriMatrix®, offset by declines in MicroMatrix® and Integra Skin. Integra Skin faced a prior year comparison that included the clearance of back orders in the second quarter of 2025.
•Sales in private label grew 4.7%.

Balance Sheet, Cash Flow and Capital Allocation
The Company generated cash flow from operations of $22.8 million in the quarter. Net debt at the end of the quarter was $1.6 billion, and the consolidated total leverage ratio was 4.1x.

As of the end of the quarter, the Company had total liquidity of approximately $496 million, including $274.1 million in cash plus short-term investments and the remainder available under its revolving credit facility.
2026 Revenue and Adjusted Earnings Per Share Guidance

For the third quarter of 2026, the Company expects reported revenues in the range of $410 million to $425 million, representing reported growth of 2.0% to 5.7% and organic growth of 1.9% to 5.7%. The Company expects adjusted EPS in the range of $0.53 to $0.61 per share.

The Company is updating its reported revenue outlook from a range of $1.662 billion to $1.702 billion to a range of $1.654 billion to $1.695 billion to reflect the impact of a stronger U.S. dollar on foreign exchange rates. For the full year 2026, the Company is reaffirming its organic revenue growth guidance of 0.8% to 3.3% and adjusted earnings per share guidance of $2.40 to $2.50. The adjusted EPS outlook reflects updated tariff assumptions, a higher interest rate environment, and potential debt refinancing actions.

The Company's organic sales growth guidance for the third quarter and full year excludes the impact of acquisitions, divestitures, and foreign currency.

Conference Call and Presentation Available Online

Integra has scheduled a conference call for 8:30 a.m. ET on Wednesday, July 29, 2026, to discuss second quarter 2026 financial results and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question-and-answer session following the call. Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.

A live webcast will be available on the Investors section of the Company’s website at investor.integralife.com. For those planning to participate on the call, register here to receive dial-in details and an individual pin. While not required, it is recommended to join 10 minutes prior to the event’s start. A webcast replay of the conference call will be available on the Investors section of the company's website following the call.

About Integra

Integra LifeSciences (Nasdaq: IART) is a global medical technology leader dedicated to restoring lives. We are advancing transformational care through impactful innovation in neurosurgery and tissue reconstruction, specialized fields that demand exceptional expertise and precision. Our portfolio of highly differentiated, gold-standard technologies are trusted by healthcare professionals to deliver life-saving care. For our latest news and information, visit www.integralife.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” "forecast," "guidance," “plan,” “anticipate,” "target," or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning: future business, operational and financial performance and the Company’s expectations and plans with respect to market opportunity, business and operational performance, strategic initiatives, capabilities, resources, manufacturing capabilities, product development, product availability and regulatory approvals, including expectations regarding the Company's Braintree facility and the the relaunch of SurgiMend in the fourth quarter of 2026. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: increased geopolitical instability and other macroeconomic factors, including trade barriers and related restrictions (including tariffs and related countermeasures), armed conflict and acts of terrorism, geopolitical tension and instability, supply chain disruptions, and interest rate and foreign currency rate fluctuations, on the Company’s suppliers, vendors and customers and on the Company’s business and financial condition, results of operations and cash flows; the Company's ability to execute its financial, strategic and operating plans effectively; the Company's ability to remediate quality systems violations; difficulties in implementing the Company’s compliance master plan; difficulties or delays in obtaining and maintaining required regulatory approvals, including the costs thereof; potential difficulties, delays and disruptions in manufacturing, distribution or sale of products; the failure of the company’s suppliers, vendors, and other third parties to meet contractual, regulatory and other obligations; the anticipated development of markets the Company sells its products into and the success of the Company’s products in these markets; the Company’s ability to predict accurately the demand for its products and products under development; increasing industry competition; the coverage and reimbursement decisions of third-party payors; trends toward health care cost containment; difficulties in controlling expenses, including costs to procure and manufacture the Company’s products; the ability of the Company to successfully manage leadership and organizational changes and the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the geographic distribution of where the Company generates its taxable income; changes to applicable laws, regulations and enforcement guidance, including tax laws and global health care reforms; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; breaches, failures or other disruptions of our or our vendors’ or customers’

information technology systems or products; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2025 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise, except as otherwise required by law.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted net income, adjusted gross margin, adjusted earnings per diluted share, and net debt. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); (v) impairment charges; and (vi) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) charges related to the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility (the "Braintree transition"); (v) intangible asset amortization expense; (vi) income tax impact from adjustments; and (vii) impairment charges. The measure of adjusted gross margin is calculated by dividing adjusted gross profit by total revenues. Adjusted gross profit consists of GAAP gross profit adjusted for: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) charges related to Braintree transition; (iv) EU Medical Device Regulation-related charges; and (v) intangible asset amortization expense. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of net debt consists of GAAP total debt (excluding deferred financing costs) less short-term investments, cash and cash equivalents.

The Company has included reconciliations of GAAP revenues to organic revenues, GAAP net income to adjusted EBITDA, and adjusted net income, GAAP gross margin to adjusted gross margin, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters ended June 30, 2026 and 2025. The Company has included a reconciliation of GAAP total debt to net debt for the quarters ended June 30, 2026 and December 31, 2025.

The Company is providing forward-looking guidance regarding organic revenue and adjusted earnings per diluted share but is not providing reconciliations to the most directly comparable forward-looking GAAP financial measures because certain GAAP expense items and the impact of changes in foreign exchange rates are highly variable and management is unable to predict them with reasonable certainty and without unreasonable effort. Specifically, the actual impact of changes in foreign exchange rates and the financial impact and timing of divestitures, acquisitions, integrations, structural optimization, efforts to comply with the EU Medical Device Regulation, and income tax impact from adjustments are uncertain, depend on various dynamic factors and are not reasonably ascertainable at this time. The unavailable information could have a material impact on GAAP results.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contact:

Chris Ward
(609) 772-7736
chris.ward@integralife.com

Media Contact:
Laurene Isip
(609) 208-8121
laurene.isip@integralife.com

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2026	2025
Total revenue, net	$418,761	$415,605

Costs and expenses:
Cost of goods sold	199,017	206,273
Research and development	24,253	26,997
Selling, general and administrative	172,436	179,890
Intangible asset amortization	3,770	3,754
Goodwill impairment charge	—	511,365
Total costs and expenses	399,476	928,279
Operating income (loss)	19,285	(512,674)
Interest income	4,267	4,710
Interest expense	(22,994)	(21,042)
Other income (expense), net	4,186	(1,946)
Income (loss) before income taxes	4,744	(530,952)
Provision (benefit) for income taxes	262	(46,879)
Net income (loss)	$4,482	$(484,073)

Net income (loss) per share
Diluted	$0.06	$(6.31)

Weighted average common shares outstanding	78,168	76,695

The following table presents revenues disaggregated by the major sources for the three months ended June 30, 2026 and 2025 (amounts in thousands):

	Three Months Ended June 30,
	2026	2025	Change
Neurosurgery	$213,264	$208,992	2.0%
Instruments	54,806	53,080	3.3%
ENT	41,199	41,886	(1.6)%
Total Specialty Surgical	309,269	303,958	1.7%

Wound Reconstruction Solutions	81,305	84,747	(4.1)%
Private Label	28,187	26,900	4.8%
Total Tissue Reconstruction	109,492	111,647	(1.9)%
Total Reported Revenues	$418,761	$415,605	0.8%

Impact of changes in currency exchange rates	(440)	—
Total organic revenues(1)	$418,316	$415,605	0.7%

(1) Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended June 30, 2026

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort (d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	2,383	35	1,503	599	—	247	—
Structural Optimization charges	7,513	3,366	4,094	53	—	—	—
EU Medical Device Regulation charges	2,439	218	1,017	1,205	—	—	—
Braintree Transition	9,918	10,309	(398)	7	—	—	—
Intangible asset amortization expense	26,969	23,198	—	—	3,770	—	—
Estimated income tax impact from above adjustments and other items	(9,992)	—	—	—	—	—	(9,992)
Depreciation expense	10,154	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended June 30, 2025

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort (d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	4,963	—	4,258	270	—	435	—
Structural Optimization charges	5,944	5,187	1,073	(316)	—	—	—
EU Medical Device Regulation charges	10,681	1,142	4,200	5,338	—	—	—
Braintree Transition	13,630	13,532	98	—	—	—	—
Intangible asset amortization expense	26,795	23,041	—	—	3,754	—	—
Estimated income tax impact from above adjustments and other items	(54,940)	—	—	—	—	—	(54,940)
Depreciation expense	10,955	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2026	2025

GAAP net income (loss)	$4,482	$(484,073)
Non-GAAP adjustments:
Goodwill impairment charges	—	511,365
Depreciation and intangible asset amortization expense	37,123	37,750
Other (income) expense, net	(4,186)	1,511
Interest expense, net	18,480	16,332
Income tax expense	262	(46,879)
Structural optimization charges	7,513	5,944
EU Medical Device Regulation charges	2,439	10,681
Braintree Transition	9,918	13,630
Acquisition, divestiture and integration-related charges	2,383	4,963
Total of non-GAAP adjustments	73,932	555,297
Adjusted EBITDA	$78,414	$71,224

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2026	2025

GAAP net income (loss)	$4,482	$(484,073)
Non-GAAP adjustments:
Structural optimization charges	7,513	5,944
Acquisition, divestiture and integration-related charges	2,383	4,963
EU Medical Device Regulation charges	2,439	10,681
Braintree Transition	9,918	13,630
Goodwill impairment charges	—	511,365
Intangible asset amortization expense	26,969	26,795
Estimated income tax impact from adjustments and other items	(9,992)	(54,940)
Total of non-GAAP adjustments	39,230	518,438
Adjusted net income	$43,712	$34,365

Adjusted diluted net income per share	$0.56	$0.45
Weighted average common shares outstanding for diluted net income per share	78,168	76,769

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	June 30, 2026	December 31, 2025

Short term investments	$59,669	$28,693
Cash and cash equivalents	214,415	235,048
Trade accounts receivable, net	267,188	278,849
Inventories, net	492,005	492,735

Current and long-term borrowing under senior credit facility	1,779,699	1,768,306
Borrowings under securitization facility	92,600	87,800
Convertible securities	—	—

Stockholders' equity	$1,043,377	$1,043,463

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2026	2025

Net cash (used) provided by operating activities	$32,605	$(2,338)
Net cash used in investing activities	(58,131)	(57,568)
Net cash provided by financing activities	7,479	14,238
Effect of exchange rate changes on cash and cash equivalents	(2,586)	17,207

Net decrease in cash and cash equivalents	$(20,633)	$(28,461)

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2026	2025
Net cash provided by operating activities	$22,802	$8,919

Purchases of property and equipment	(12,307)	(20,146)
Free cash flow	$10,495	$(11,227)

Adjusted net income(1)	$43,712	$34,365
Adjusted free cash flow conversion	24.0%	(32.7)%

	Twelve Months Ended June 30,
	2026	2025
Net cash provided by operating activities	$85,327	$70,888

Purchases of property and equipment	(59,525)	(108,311)
Free cash flow	$25,802	$(37,423)

Adjusted net income(1)	$190,633	$171,011
Adjusted free cash flow conversion	13.5%	(21.9)%

(1) Adjusted net income for quarters ended June 30, 2026 and 2025 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - NET DEBT CALCULATION
(UNAUDITED)

(In thousands)
	June 30, 2026	December 31, 2025
Short-term borrowings under senior credit facility	$43,594	$38,750
Long-term borrowings under senior credit facility	1,736,105	1,729,556
Borrowings under securitization facility	92,600	87,800
Convertible securities	—	—
Deferred financing costs netted in the above	2,489	3,257
Short term investments	(59,669)	(28,693)
Cash & Cash Equivalents	(214,415)	(235,048)
Net Debt	$1,600,704	$1,595,622

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP GROSS PROFIT TO MEASURES OF ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN
(UNAUDITED)
(In thousands, except percentages)

	Three Months Ended June 30,
	2026	2025

Total revenues, net	$418,761	$415,605
Cost of goods sold	199,017	206,273
Reported Gross Profit	219,744	209,332
Structural optimization charges	3,366	5,187
Acquisition, divestiture and integration-related charges	35	—
Braintree Transition	10,309	13,532
EU Medical Device Regulation	218	1,142
Intangible asset amortization expense	23,199	23,041
Adjusted Gross Profit	$256,871	$252,234
Total Revenues	$418,761	$415,605
Adjusted Gross Margin	61.3%	60.7%